STATE OF FLORIDA

                              DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the complete file of VDO.COM, INC., a corporation organized under the laws of the State of Florida, filed on February 9, 1989, as shown by the records of this office.

The document number of this corporation is K64366.




                                                  Given under my hand and the
                                              Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                Sixteenth day of March, 2000

[GRAPHIC OMITTED]



                                                   /s/  Katherine Harris
                                                  ------------------------
                                                        Katherine Harris
                                                        Secretary of State

                           ARTICLES OF INCORPORATION

                                       OF

                                  CTC 3, INC.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.


                                    ARTICLE I

NAME

     The name of this corporation is CTC 3, INC.


                                   ARTICLE II
NATURE OF THE BUSINESS

     This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the state of Florida.


                                  ARTICLE III

CAPITAL STOCK

     The capital stock of this corporation shall consist of 7,500 shares of common stock having a par value of One ($1.00) Dollar per share. All of said stock shall be issued only for cash or other property or for services at a just valuation as shall be determined by the Board of Directors.


                                   ARTICLE V

INITIAL CAPITAL

     The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.


                                   ARTICLE V

TERM OF EXISTENCE

     This corporation shall have perpetual existence.

                                   ARTICLE VI

INITIAL ADDRESS

     The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, Suite 202, Miami, Florida 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.


                                   ARTICLE VII

DIRECTORS

     The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.


                                  ARTICLE VIII

INITIAL DIRECTORS

     The names and addresses of the initial Board of Directors are as follows:

           Eric P. Littman                           1428 Brickell Avenue
                                                     Miami, FL 33131


                                   ARTICLE IX

SUBSCRIBER

     The name and address of the person signing these Articles of Incorporation as subscriber is:

                                Eric P. Littman
                                Suite 202
                                1428 Brickell Avenue
                                Miami, FL 33131

                                   ARTICLE X

VOTING FOR DIRECTORS

     The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.


                                   ARTICLE XI

CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.


                                   ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may determined to be in the best interests of this corporation, and in conjunction therewith to procure, at this corporation's expense, policies of insurance.


                                  ARTICLE XIII

RESTRAINT ON ALIENATION

     The stockholders of this corporation shall have the power to include in the By-Laws, or adopt resolutions by a two-thirds (2/3) majority any regulatory or restrictive provision regarding the proposed sale, transfer or other disposition of the corporation's stock by its stockholders or in the event of the death of any stockholder. Said restrictions shall be binding upon third parties with actual knowledge thereof or if the same, or notice of the same, shall be plainly written upon the certificate evidencing ownership of the stock.

                                   ARTICLE XIV

AMENDMENT

     Except as may be provided in the By-Laws of this corporation to the contrary, these Articles of Incorporation may be amended by the affirmative vote of a majority of the Board of Directors and by the affirmative vote of the holders of not less than two-thirds (2/3) of the then outstanding stock of the corporation.


                                   ARTICLE XV

RESIDENT AGENT

     The name and address of the initial resident agent of this corporation is:

Eric P.  Littman
Suite 202
1428  Brickell Avenue
Miami, FL 33131

IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 31st day of January, 1989.

                                   /s/  Eric P. Littman
                                   --------------------
                                        Eric P. Littman

Subscribed and Sworn to this
31st day of January, 1989

Before me:

  /s/  Isabel J. Cantera
 -----------------------
       Isabel J. Cantera
       Notary Public

My Commission Expires:

                  CERTIFICATE DESINGATING PLACE OF BUSINESS OR

               DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE

                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED


     In pursuance of Chapter 48.091 of the Florida Statutes, the following is submitted:

     CTC 3, INC. desiring to organize a corporation under the laws of the State of Florida with its principle place of business as stated in its Articles of Incorporation has named Eric P. Littman located at Suite 202, 1428 Brickell Avenue, Miami, FL 33131 as its agent upon whom process may be served within this state.

     Having been named to accept service of process for the above-stated corporation, I hereby accept to act in this capacity and to comply with the provisions of the Act relative to keeping open said office.



                                                  /s/  Eric P. Littman
                                                 ---------------------
                                                       Eric P. Littman

                            ARTICLES OF AMENDMENT TO
                                   CTC 3, INC.

THE UNDERSIGNED, being the sole director and president of CTC 3, INC., does hereby amend its Articles of Incorporation of as follows:

                                   ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation shall be CTC 3, INC.


                                   ARTICLE II
                                    PURPOSE

     The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.


                                  ARTICLE III
                              PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV
                                     SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock $.001 par value.


                                    ARTICLE V
                                PLACE OF BUSINESS

     The address of the principal place of business of this corporation in the State of Florida shall be 7695 S.W. 104th Street, Suite 210, Miami, FL 33156. The Board of Directors may at any time and from time to time move the principal office of this corporation.


                                   ARTICLE V1
                             DIRECTORS AND OFFICERS

     The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

     No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.


                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

     Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon


                                   ARTICLE IX
                                  SHAREHOLDERS

     9.1 Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

     9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

     9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.


     9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.


                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI
                                   CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on May 20, 1998 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, 1 have hereunto subscribed to and executed this Amendment to Articles of incorporation this on May 20, 1998.




/s/  Eric P. Littman
-----------------------------------
     Eric P. Littman, Sole Director

The foregoing instrument was acknowledged before me on May 28, 1998, by Eric P. Littman, who is personally known to me.


                                             /s/  Isabel J. Cantera
                                            -----------------------
                                                  Isabel J. Cantera
                                                  Notary Public

My commission expires: unavailable

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                   CTC 3.INC.
                                   ----------

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted:

Article I is hereby amended to read as follows:

     The name of this corporation in Ventech International Corp.

SECOND: There is no change to the capital of the corporation.

THIRD: This amendment was adopted on July 14, 1998.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 14th day of July, 1998.

/s/  Andrew Munro
----------------------------
     Andrew Munro, President

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                           VENTECH INTERNATIONAL CORP.
                           ---------------------------

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted:

Article I is hereby amended to read as follows:

     The name of this corporation in VDO.Com, Inc.

SECOND: There is no change to the capital of the corporation.

THIRD: This amendment was adopted on June 4, 1999 with an effective date of June 14, 1999.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 14th day of July, 1999.

/s/  Andrew Munro
----------------------------
     Andrew Munro, President